EXHIBIT 4.1

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) dated as of June 1, 2007, to the CREDIT AND GUARANTY AGREEMENT dated as of May 9, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBAL CROSSING LIMITED, a company incorporated under the laws of Bermuda (the “Borrower”), certain subsidiaries of the Borrower, as guarantors, the LENDERS party thereto (the “Lenders”), GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”) and CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent.

WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS the Borrower has requested that (a) the Tack-on Lenders (as defined below) make certain loans to the Borrower on the Amendment No. 1 Effective Date and (b) certain provisions of the Credit Agreement be amended as set forth herein; and

WHEREAS the undersigned Tack-on Lenders are willing to make the Tack-on Loans, and the undersigned Lenders are willing to amend such provisions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Amendment:

“Amendment No. 1 Effective Date” shall be a date specified by the Borrower (provided that such date shall be a date not later than June 1, 2007), as of which date all the conditions set forth or referred to in Section 19 hereof shall have been satisfied.

“Required Amendment No. 1 Lenders” means, collectively, (a) the Requisite Lenders (as such term is defined in the Credit Agreement prior to giving effect to this Amendment) and (b) the Tack-on Lenders.

“Tack-on Lender” means a Lender having a Tack-on Loan Commitment.

“Tack-on Loan Commitment” means, with respect to each Tack-on Lender, the commitment of such Tack-on Lender to make Tack-on Loans hereunder on the Amendment No. 1 Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tack-on Loans to be made by such Tack-on Lender hereunder, as set forth on Schedule 1 hereto. The aggregate amount of the Tack-on Lenders’ Tack-on Loan Commitments is $100,000,000.

“Transactions” means (a) the transactions contemplated by this Amendment (including, without limitation, the borrowing of the Tack-on Loans and the use of the proceeds therefrom in accordance with Section 2.6 of the Credit Agreement (as amended hereby) and (b) the amendment and restatement of the Intercreditor Agreement (as such term is defined in the Credit Agreement prior to giving effect to this Amendment) occurring concurrently herewith.

SECTION 2. Commitment. Subject to the terms and conditions set forth herein, each Tack-on Lender agrees to make a Tack-on Loan to the Borrower on the Amendment No. 1 Effective Date in a principal amount not exceeding such Tack-on Lender’s Tack-on Loan Commitment. The funding of the Tack-on Loans on the Amendment No. 1 Effective Date shall be consummated at a closing to be held on the Amendment No. 1 Effective Date at the offices of Cravath, Swaine & Moore LLP or at such other place as the Borrower and the Administrative Agent shall agree. Unless previously terminated, the Tack-on Loan Commitments shall terminate upon the making of the Tack-on Loans pursuant to this Amendment or, if earlier, 5:00 p.m., New York City time, on June 1 2007.

SECTION 3. Amendments to Section 1.1. (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 1” means Amendment No. 1 to Credit and Guaranty Agreement dated as of June 1, 2007, among the Borrower, each Guarantor Subsidiary, the Lenders party thereto, the Administrative Agent, the Collateral Agent and the Syndication Agent.

“Amendment No. 1 Effective Date” shall have the meaning set forth in Amendment No. 1.

“Existing Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Existing Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Existing Term Loans made by such Lender hereunder. For purposes of clarity, the Existing Term Commitments terminated on the Closing Date pursuant to Section 2.1(a).

“Existing Term Loans” means the Tranche B Term Loans made to the Borrower on the Closing Date pursuant to Section 2.1(a) and outstanding on the Amendment No. 1 Effective Date.

“Permitted De Minimis Dissolution” means a voluntary dissolution, reorganization, liquidation or similar action taken at the direction of the Borrower in respect of any Subsidiary of the Borrower; provided that (x) the fair market value of the assets owned directly or indirectly by such Subsidiary (as determined as of the time of purported dissolution, reorganization or liquidation by the Administrative Agent in its reasonable discretion and in consultation with the Borrower) shall not exceed $2,000,000 and (y) such Subsidiary does not otherwise qualify as a “significant subsidiary” under Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act.

“Preferred Shares” means the 2.0% Cumulative Senior Convertible Preferred Shares, par value $0.10 per share, issued to STT and/or its Affiliates under the Certificate of Designation dated as of December 9, 2003 by the Borrower.

“Tack-on Loan” means a Loan made on the Amendment No. 1 Effective Date pursuant to Amendment No. 1.

“Tack-on Loan Commitment” shall have the meaning set forth in Amendment No. 1.

(b) The definition of the term “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Applicable Margin” means (i) with respect to Eurodollar Rate Loans, 6.25% per annum and (ii) with respect to Base Rate Loans, 5.25% per annum.

(c) The definition of the term “Consolidated Reported EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Consolidated Reported EBITDA” means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to (i) Consolidated Net Income for such period, plus, to the extent reducing Consolidated Net Income for such period, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense, (e) non-cash compensation expense from the issuance of stock-based awards, (f) net loss from discontinued operations, (g) losses in respect of Currency Agreements and other currency transactions entered into in the ordinary course of business and (h) other non-recurring or unusual losses or expenses for such period (including one-time out-of-pocket expenses related to the Impsat Acquisition, as determined by the Borrower in good faith and approved by the Administrative Agent in its reasonable discretion), minus, (ii) to the extent increasing Consolidated Net Income for such period, (a) net income from discontinued operations, (b) gains in respect of Currency Agreements and other currency transactions entered into in the ordinary course of business and, (c) interest income and (d) non-recurring or unusual gains for such period (as determined by the Borrower in good faith and approved by the Administrative Agent in its reasonable discretion).

(d) The definition of the term “Consolidated Total Debt” in Section 1.1 of the Credit Agreement is hereby amended by deleting the words “stated balance sheet” from such definition.

(e) The definition of the term “Intercreditor Agreement” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Intercreditor Agreement” means the intercreditor agreement dated as of May 9, 2007, between the Collateral Agent, STT and Wells Fargo Bank, National Association, as trustee for the holders of the Mandatory Convertible Notes, substantially in the form attached as Exhibit M hereto, as amended, supplemented, modified or restated from time to time (including the amendment and restatement thereof effective as of the Amendment No. 1 Effective Date).

(f) The definition of the term “Post-Closing Collateral Requirement” in Section 1.1 of the Credit Agreement is hereby amended by replacing the text “Real Property” appearing in the proviso thereto with “Real Estate Asset”.

(g) The definition of the term “Lenders” in Section 1.1 of the Credit Agreement is hereby amended by inserting the text “each person listed on Schedule 1 to Amendment No. 1” immediately prior to the first occurrence of the word “and”.

(h) The definition of the term “Tranche B Term Loan Commitment” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Tranche B Term Loan Commitment” means, with respect to any Lender, such Lender’s Existing Term Commitment or Tack-on Term Commitment”.

(i) The definition of the term “Tranche B Term Loan” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Tranche B Term Loan” means an Existing Term Loan or a Tack-on Loan.

SECTION 4. Amendment to Section 2.1. Section 2.1 of the Credit Agreement is hereby amended and restated as follows:

(a) Loan Commitments. On the Closing Date, the Borrower borrowed the Existing Term Loans and all Existing Term Commitments terminated. Subject to the terms and conditions hereof, each Tack-on Lender severally agrees to make, on the Amendment No. 1 Effective Date, a Tack-on Loan to Borrower in an amount equal to such Lender’s Tack-on Loan Commitment.

Borrower may make only one borrowing under the Tack-on Loan Commitment which shall be on the Amendment No. 1 Effective Date. Any Tranche B Term Loan repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Tack-on Loan Commitment shall terminate immediately and without further action on the Amendment No. 1 Effective Date after giving effect to the funding of such Lender’s Tack-on Loan Commitment on such date.

(b) Borrowing Mechanics for Tack-on Loans.

(i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than one day prior to the Amendment No. 1 Effective Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Tack-on Lender of the proposed borrowing.

(ii) Each Tack-on Lender shall make its Tack-on Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Amendment No. 1 Effective Date, by wire transfer of same day funds in Dollars, at the Principal office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Tack-on Loans available to Borrower on the Amendment No. 1 Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Tack-on Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

SECTION 5. Amendment to Section 2.6. Section 2.6 of the Credit Agreement is hereby amended by (a) inserting the text “Existing” immediately prior to the text “Term Loans” in such Section and (b) inserting the following text immediately after the end of the first sentence in such Section:

“The proceeds of the Tack-on Loans will be used for working capital and general corporate purposes of Borrower and its Subsidiaries”.

SECTION 6. Amendment to Section 2.13. Section 2.13(c) of the Credit Agreement is hereby amended by replacing each occurrence of “Closing Date” with the text “Amendment No. 1 Effective Date.”

SECTION 7. Amendment to Section 2.14. (a) Section 2.14(c) of the Credit Agreement is hereby amended by deleting the text “On the fifth Business day immediately following the date on which a Change of Control shall occur,” and replacing it with the text “Immediately upon the occurrence of a Change of Control,”; and

(b) Section 2.14(d) is hereby amended by replacing the word “fifth” with the word “first” therein.

SECTION 8. Amendment to Section 2.15. Section 2.15(a) of the Credit Agreement is hereby amended by inserting the following text at the end of such Section:

“The Borrower shall select Tranche B Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among the Existing Term Loans and the Tack-on Loans pro rata based on the aggregate principal amount of outstanding Existing Term Loans and Tack-on Loans, respectively.”

SECTION 9. Amendment to Section 4.2. Section 4.2 of the Credit Agreement is hereby amended by inserting the following at the end of the last sentence of such Section:

“, indicating in each case whether such Subsidiary (x) is of the type described in clauses (i), (ii) and (iii) of the definition of “Excluded Subsidiary” as of the Amendment No. 1 Effective Date, (y) is a Required Closing Date Guarantor as of the Amendment No. 1 Effective Date, or (z) is not of the type described in either the preceding clauses (x) or (y).

SECTION 10. Amendment to Section 5.13. Section 5.13 of the Credit Agreement is hereby amended by replacing the words “the date of this Agreement” with “the Amendment No. 1 Effective Date.”

SECTION 11. Amendment to Section 6.2. Section 6.2(m) of the Credit Agreement is hereby amended by deleting the text “purchase money” from such Section.

SECTION 12. Amendment to Section 6.4. Section 6.4 of the Credit Agreement is hereby amended by inserting the following text immediately following clause (iii) thereof, and by renumbering the existing clause (iv) as clause (vi):

“(iv) Borrower may make Restricted Junior Payments to STT and its Affiliates as reimbursement for out-of-pocket costs and fees required to be paid in connection with any amendments, modifications, waivers or consents of any Preferred Shares or Warrants (as defined in the Recapitalization Agreement); provided that the amount of such payments shall not exceed (x) $1,000,000 in any Fiscal Year, with unused amounts rolling forward and cumulatively available for fees that exceed

$1,000,000 in any Fiscal Year, and (y) $4,000,000 in the aggregate, (v) Borrower may make Restricted Junior Payments to STT and its Affiliates as reimbursement for actual and reasonable out-of-pocket expenses required to be paid in connection with any amendments, modifications, waivers or consents of any Preferred Shares or Warrants (as defined in the Recapitalization Agreement);”

SECTION 13. Amendments to Section 6.7. Sections 6.7(b) and 6.7(c) of the Credit Agreement are hereby amended by deleting each in its entirety and replacing them with the following:

(b) Liquidity. Borrower shall not at any time (i) prior to the delivery of the Compliance Certificate with respect to the Fiscal Quarter ended June 30, 2008, permit the aggregate amount of Unrestricted Cash and Cash Equivalents to be an amount less than $75,000,000, and (ii) thereafter permit the aggregate amount of Unrestricted Cash and Cash Equivalents to be an amount less than $50,000,000.

(c) Leverage Ratio. Borrower shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2008, to exceed the correlative ratio indicated:

Fiscal Quarter Ending	Leverage Ratio
June 30, 2008 through September 30, 2008	5.50:1.00
December 31, 2008 through March 31, 2009	5.00:1.00
June 30, 2009 and thereafter	4.50:1.00

SECTION 14. Amendment to Section 6.8. Section 6.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” from Section 6.8(d), (ii) replacing the symbol “.” in Section 6.8(e) with the text “; and” and (iii) inserting the following text immediately following Section 6.8(e):

(f) Permitted De Minimis Dissolutions; provided that the aggregate fair market value of the assets of all Subsidiaries dissolved, reorganized or liquidated in reliance upon this Section 6.8(f) (as determined in accordance with the definition of “Permitted De Minimis Dissolution”) shall not exceed (x) $8,000,000 in any Fiscal Year and (y) $15,000,000 in the aggregate.

SECTION 15. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by (i) replacing the parenthetical “(or similar governing body)” with the text “(or similar governing body, including any sub-committees or any executive committees thereof)” in Section 6.11(b), and (ii) replacing the words “Closing Date” with “Amendment No. 1 Effective Date” in Section 6.11(f).

SECTION 16. Amendment to Section 8.1. Section 8.1(n) of the Credit Agreement is hereby amended by replacing the words “Closing Date” with “Amendment No. 1 Effective Date.”

SECTION 17. Other Amendments. (a) Sections 2.8(b), 10.6(c) and 10.6(d) of the Credit Agreement shall each be hereby amended by replacing each occurrence of “Term Loan” and/or “Term Loans” with “Loan” and/or “Loans”, as applicable, in each such Section;

(b) Section 5.10 of the Credit Agreement is hereby amended by (i) inserting the text “, unless not required pursuant to clause (b) of this Section 5.10” immediately following the first occurrence of the word “and” in clause (a) thereof and (ii) inserting the text “other than with respect to assets as to which the Administrative Agent, in its reasonable discretion, shall have determined that the cost of obtaining such security interest is excessive in relation to the benefit to the Lenders provided thereby” at the beginning of clause (b) thereof;

(c) Section 5.13 of the Credit Agreement is hereby amended by (i) inserting the text “or Guaranty” immediately following the first occurrence of the word “assets” in the first parenthetical thereof and (ii) inserting the letter “s” after the word “Lender” in such parententhetical.

(d) Each of Sections 7.11(a), 8.1(g) and 8.1(i) is hereby amended by inserting the text “Other than pursuant to a Permitted De Minimis Dissolution,” at the beginning thereof;

(e) Annex H of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit C; and

(f) Schedule 4.2 of the Credit Agreement shall be replaced with the revised Schedule 4.2 attached as Exhibit D to this Agreement.

SECTION 18. Representations and Warranties. Each Credit Party represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Credit Party set forth in the Credit Documents (i) that are qualified as to materiality or Material Adverse Effect are true and correct and (ii) that are not so qualified are true and correct in all material respects, in each case on and as of the Amendment No. 1 Effective Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).

(c) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 19. Conditions. The obligations of the Tack-on Lenders to fund the Tack-on Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Administrative Agent shall have received from the Borrower, no later than one day prior to the Amendment No. 1 Effective Date, a fully executed Funding Notice with respect to the borrowing of the Tack-on Loans.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Amendment No. 1 Effective Date) of (i) Mitchell Sussis, internal counsel for the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-1 hereto, (ii) Latham & Watkins LLP, counsel for the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-2 hereto, (iii) Appleby, Bermuda counsel for the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-3 hereto, (iv) Latham & Watkins, UK counsel for the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-4 hereto, (v) Weil, Gotshal & Manges LLP, counsel for the Borrower and it Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-5 hereto, (vi) Houthoff Buruma N.V., Netherlands counsel for the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-6 hereto, (vii) Whyte Hirschboeck Dudek S.C., Wisconsin, Iowa and Michigan counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-7 hereto and (viii) Appleby, Mauritius counsel to STT, in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit A-8 hereto, and in the case of each such opinion required by this paragraph, covering such other matters relating to the Credit Parties, the Credit Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and any other legal matters relating to Credit Parties, the Credit Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by an Authorized Officer of the Borrower, confirming (x) that the representations and warranties set forth in Section 18 hereof are true and correct in all material respects and (y) compliance with the conditions set forth in paragraphs (a) and (b) of Section 3.2 of the Credit Agreement prior to and immediately after giving effect to the Transactions.

(e) The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower or any other Credit Party to the Administrative Agent on or prior to the Amendment No. 1 Effective Date (including, to the extent invoiced and without limitation, (i) any out-of-pocket expenses of the Administrative Agent referenced in Section 24 below and (ii) all reasonable invoiced fees, charges and disbursements of Cravath, Swaine & Moore LLP, White & Case LLP and Conyers, Dill & Pearman, each counsel to the Administrative Agent).

(f) A Reaffirmation Agreement substantially in the form of Exhibit B hereto (the “Reaffirmation Agreement”) shall have been executed and delivered by each party thereto.

(g) The Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Credit Parties and, if requested by the Administrative Agent, copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.2 of the Credit Agreement or have been or will contemporaneously with the funding of the Tack-on Loans on the Amendment No. 1 Effective Date be released.

(h) The Lenders shall have received detailed projections of the Borrower and its Subsidiaries, reasonably satisfactory to the Administrative Agent.

(i) After giving effect to the Transactions, none of the Borrower or any Guarantor Subsidiary shall have any outstanding Indebtedness or preferred stock other than (i) the Loans and (ii) other Indebtedness and preferred stock permitted under the Credit Agreement (as amended by this Amendment).

(j) There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs the Transactions, or that could reasonably be expected to have a Material Adverse Effect.

(k) On the Amendment No. 1 Effective Date, the Administrative Agent and Syndication Agent shall have received a Solvency Certificate from Borrower in form, scope and substance satisfactory to Administrative Agent and Syndication Agent, and demonstrating that after giving effect to the Tack-on Loans, the application of the proceeds thereof and any rights of contribution, each of Borrower and its Subsidiaries is and will be Solvent.

(l) The Borrower and each Required Closing Date Guarantor shall have obtained all Governmental Authorizations, all Communication Regulatory Authority consents and approvals and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent; provided, that the failure to obtain any state regulatory approval set forth on Schedule 3.1(g) of the Credit Agreement for the entire amount of the Obligations (after Borrower’s and such Subsidiary’s use of reasonable efforts to obtain such approvals) shall not constitute a failure to meet the requirements of this Section 19(l). All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

SECTION 20. Effectiveness. Subject to Section 19, this Amendment shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Guarantor Subsidiary and the Required Amendment No. 1 Lenders.

SECTION 21. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Credit Party under the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Credit Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. After the date hereof, any reference in the Credit Documents to (i) the Credit Agreement shall mean the Credit Agreement as modified hereby and (ii) the Intercreditor Agreement shall mean the Intercreditor Agreement as modified hereby. This Amendment and the Reaffirmation Agreement shall each constitute a “Credit Document”, in each case for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 22. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED

AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.15 AND 10.16 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 23. Counterparts; Amendment. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Amendment No. 1 Lenders.

SECTION 24. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.2 of the Credit Agreement.

SECTION 25. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLOBAL CROSSING LIMITED

By:	/s/ Jean Mandeville
Name:	Jean Mandeville
Title:	EVP/CFO

GLOBAL CROSSING HOLDINGS LIMITED

By:	/s/ Lorraine Dean
Name:	Lorraine Dean
Title:	Vice President

GC IMPSAT HOLDINGS NEDERLAND BV,

By:	/s/ Shawn Tweed
Name:	Shawn Tweed
Title:	Director

GLOBAL CROSSING (BIDCO) LIMITED,

By:	/s/ Anthony Christie
Name:	Anthony Christie
Title:	Director

ALC Communications Corporation
Budget Call Long Distance, Inc.
Equal Access Networks, LLC
GC Mart LLC
Global Crossing Advanced Card Services
Global Crossing Billing, Inc.
Global Crossing Development Co.
Global Crossing Employee Services Inc.
Global Crossing Government Markets USA, Inc.
Global Crossing Holdings USA, LLC
Global Crossing Internet Dial-Up Inc.
Global Crossing Latin America & Caribbean Co.
Global Crossing Local Services, Inc.
Global Crossing North America, Inc.
Global Crossing North American Holdings, Inc.
Global Crossing North American Networks, Inc.
Global Crossing Telecommunications, Inc.
Global Crossing Telemanagement VA, LLC
Global Crossing Telemanagement, Inc.
Global Crossing USA Inc.
Global Crossing Ventures, Inc.
GT Landing II Corp.
MAC Landing Corp.
Old Inter Exchange Network, Inc.
PAC Landing Corp.
US Crossing, Inc.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Vice President and Secretary

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Bruce H. Mendelsohn
Name:	Bruce H. Mendelsohn
Title:	Authorized Signatory

BUSINESS TELEMANAGEMENT, INC. GLOBAL CROSSING BANDWITH, INC. GT LANDING CORP.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Vice President and Secretary

SCHEDULE 1

Tack-on Loan Commitments

Lender	Commitment
Goldman Sachs Credit Partners L.P.	$100,000,000

EXHIBIT A

Form of Legal Opinions

[Omitted]

EXHIBIT B

Form of Reaffirmation Agreement

EXECUTION COPY

EXHIBIT B

REAFFIRMATION AGREEMENT (this “Agreement”), dated as of June 1, 2007, among GLOBAL CROSSING LIMITED, a company incorporated under the laws of Bermuda (the “Borrower”), each other subsidiary of the Borrower identified herein (each, a “Guarantor Subsidiary” and, together with the Borrower, the “Reaffirming Parties”) and GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (in such capacity, the “Administrative Agent”) under the Amended Credit Agreement referred to below.

WHEREAS the Borrower, the Guarantor Subsidiaries and the Administrative Agent, inter alia, have entered into Amendment No. 1 to Credit and Guaranty Agreement dated as of June 1, 2007 (the “Amendment”), which amends the Credit and Guaranty Agreement dated as of May 9, 2007 (the “Credit Agreement”), among the Borrower, the Guarantor Subsidiaries, the Lenders party thereto, the Administrative Agent and Credit Suisse Securities (USA) LLC, as Syndication Agent, as in effect on the date hereof (the Credit Agreement, as so amended by the Amendment, the “Amended Credit Agreement”);

WHEREAS in order to induce the Tack-on Lenders (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Amended Credit Agreement) to make the Tack-on Loans to the Borrower pursuant to the Amendment, each of the Reaffirming Parties is willing to execute and deliver this Agreement;

WHEREAS each of the Reaffirming Parties is party to one or more of the Collateral Documents;

WHEREAS each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Amendment becoming effective and the consummation of the transactions contemplated thereby; and

WHEREAS the execution and delivery of this Agreement is a condition precedent to the respective obligations of the Tack-on Lenders to make the Tack-on Loans contemplated by the Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I.

Reaffirmation and Amendment

SECTION 1.01. Reaffirmation. (a) Each of the Reaffirming Parties (i) hereby consents to the Amendment and the transactions contemplated thereby (including the making of the Tack-on Loans), (ii) hereby confirms its guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Credit Documents to which it is a party and (iii) agrees that notwithstanding the effectiveness of the Amendment and the consummation of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other agreements shall continue to be in full force and effect and shall accrue to the benefit of the Lenders under the Amended Credit Agreement. Each of the Reaffirming Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to ensure compliance by the Borrower with Section 5.13 of the Amended Credit Agreement and hereby reaffirms its obligations under each similar provision of each Credit Document to which it is a party.

(b) Each of the Reaffirming Parties party to each of the Credit Documents securing the Obligations of the Borrower hereby confirms and agrees that (i) the Tack-on Loans constitute “Obligations” under such documents and (ii) the Existing Term Loans have constituted and continue to constitute “Obligations” under such documents.

SECTION 1.02. Amendment. On and after the effectiveness of the Amendment, (a) each reference in each Collateral Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement as such agreement may be amended, modified or supplemented and in effect from time to time and (b) the definition of any term defined in any Collateral Document by reference to the terms defined in the Existing Credit Agreement shall be amended to be defined by reference to the applicable defined term in the Amended Credit Agreement, as the same may be amended, modified or supplemented and in effect from time to time.

ARTICLE II.

Representations and Warranties

Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

SECTION 2.01. Organization. Such Reaffirming Party is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation.

SECTION 2.02. Authority; Enforceability. Such Reaffirming Party has the power and authority to execute, deliver and carry out the terms and provisions of this

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Agreement and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 2.03. Collateral Documents. The representations and warranties of such Reaffirming Party contained in each Collateral Document (a) that are qualified as to materiality or Material Adverse Effect are true and correct and (b) that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).

ARTICLE III.

Miscellaneous

SECTION 3.01. Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 10.1 of the Amended Credit Agreement.

SECTION 3.02. Expenses. Each Reaffirming Party agrees to pay all reasonable costs, fees and expenses incurred by the Administrative Agent or any Lender in collecting or enforcing any Reaffirming Party’s obligations under this Agreement to the extent required under Section 10.2 of the Credit Agreement.

SECTION 3.03. Collateral Document. This Agreement is a “Collateral Document” executed pursuant to the Amended Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 3.04. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

SECTION 3.05. No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Amendment shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the

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Amendment or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower or any Guarantor Subsidiary under any Credit Document from any of its obligations and liabilities as the “Borrower”, a “Subsidiary Guarantor”, a “Pledgor”, or a “Grantor” under the Existing Credit Agreement or the Collateral Documents. Each of the Existing Credit Agreement and the Collateral Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or by the Amendment or in connection herewith and therewith.

SECTION 3.06. Applicable Law; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.15 AND 10.16 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 3.07. Counterparts; Amendment. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

SECTION 3.08. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLOBAL CROSSING LIMITED

By:
Name:
Title:

Signature Page to Reaffirmation Agreement

GLOBAL CROSSING HOLDINGS LIMITED

By:
Name:
Title:

Signature Page to Reaffirmation Agreement

GLOBAL CROSSING (BIDCO) LIMITED,

By:
Name:
Title:

Signature Page to Reaffirmation Agreement

GC IMPSAT HOLDINGS NEDERLAND BV,

By:
Name:
Title:

Signature Page to Reaffirmation Agreement

ALC Communications Corporation

Budget Call Long Distance, Inc.

Equal Access Networks, LLC

GC Mart LLC

Global Crossing Advanced Card Services

Global Crossing Billing, Inc.

Global Crossing Development Co.

Global Crossing Employee Services Inc.

Global Crossing Government Markets USA, Inc.

Global Crossing Holdings USA, LLC

Global Crossing Internet Dial-Up Inc.

Global Crossing Latin America & Caribbean Co.

Global Crossing Local Services, Inc.

Global Crossing North America, Inc.

Global Crossing North American Holdings, Inc.

Global Crossing North American Networks, Inc.

Global Crossing Telecommunications, Inc.

Global Crossing Telemanagement VA, LLC

Global Crossing Telemanagement, Inc.

Global Crossing USA Inc.

Global Crossing Ventures, Inc.

GT Landing II Corp.

MAC Landing Corp.

Old Inter Exchange Network, Inc.

PAC Landing Corp.

US Crossing, Inc.

By:
Name:	Mitchell Sussis
Title:	Vice President and Secretary

Signature Page to Reaffirmation Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent and Collateral Agent

By:
Name:
Title:

Signature Page to Reaffirmation Agreement

BUSINESS TELEMANAGEMENT, INC. GLOBAL CROSSING BANDWITH, INC. GT LANDING CORP.

By:
Name:	Mitchell Sussis
Title:	Vice President and Secretary

EXHIBIT C

Amended and Restated Annex H to the Credit Agreement

EXHIBIT H TO

CREDIT AND GUARANTY AGREEMENT

FORM OF COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of May 9, 2007 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GLOBAL CROSSING LIMITED (“Company”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lender, Administrative Agent and Collateral Agent and CREDIT SUISSE as Lender and Syndication Agent.

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof; [provided that, notwithstanding anything in the Credit Agreement to the contrary, including any provision of Article 7 thereof, the guaranty of the undersigned is expressly limited to the extent required by laws and/or regulations binding upon the undersigned as more specifically set forth in Schedule I hereto (such limitations being referred to herein as the “Jurisdiction Specific Limitations”)]1;

(b) represents and warrants that (i) each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date and (ii) no event will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default; and

(c) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement[; provided that such guaranty is expressly limited by the Jurisdiction Specific Limitations]2.

[1]

Bracketed text to be included only for guarantors organized under the laws of a jurisdiction other than any State of the United States of America whose guaranty pursuant to Article 7 of the Credit Agreement must be limited due to applicable laws, rules or regulations binding upon such guarantors.

[2]	Insert bracketed text only if applicable. See footnote 1.

Section 2. 3

[The undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to Secured Party (as such term is defined in the Pledge and Security Agreement) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.]

OR

[The Administrative Agent hereby acknowledges that, as of the date hereof, the undersigned will become a “Guarantor Subsidiary” and a “Credit Party” under the Credit Agreement; but that, pursuant to Section 5.10 of the Credit Agreement (and without limiting the rights of the Administrative Agent and the Collateral Agent under Section 5.13 of the Credit Agreement), the undersigned shall not, as of the date hereof, (i) be required to become a “Grantor” under the Pledge and Security Agreement or (ii) otherwise grant to the Collateral Agent a charge, pledge or security interest in its assets.]

Section 3. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND

ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW ON NEXT PAGE]

[3]	Choose appropriate text to be included.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,

    as of the date above first written:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

Schedule I

Jurisdiction Specific Limitations on Guaranty

[Insert as applicable]

EXHIBIT D

Revised Schedule 4.2 to the Credit Agreement

Subsidiaries of the Borrower

REQUIRED CLOSING DATE GUARANTORS

ALC Communications Corporation (Delaware)

Budget Call Long Distance, Inc. (Delaware)

Equal Access Networks, LLC (Delaware)

GC IMPSAT Holdings Nederland B.V. (Netherlands)

GC Mart LLC (Michigan)

Global Crossing (Bidco) Ltd. (UK)

Global Crossing Advanced Card Services (Iowa)

Global Crossing Billing, Inc. (Michigan)

Global Crossing Development Co. (Delaware)

Global Crossing Employee Services Inc. (Delaware)

Global Crossing Government Markets USA, Inc.

Global Crossing Holdings Limited (Bermuda)

Global Crossing Holdings USA, LLC (Delaware)

Global Crossing Internet Dial-Up Inc. (Delaware)

Global Crossing Latin America & Caribbean Co. (Delaware)

Global Crossing Local Services, Inc. (Michigan)

Global Crossing North America, Inc. (New York)

Global Crossing North American Holdings, Inc. (Delaware)

Global Crossing North American Networks, Inc. (Delaware)

Global Crossing Telecommunications, Inc. (Michigan)

Global Crossing Telemanagement VA, LLC (Virginia)

Global Crossing Telemanagement, Inc. (Wisconsin)

Global Crossing USA Inc. (Delaware)

Global Crossing Ventures, Inc. (Delaware)

GT Landing II Corp. (Delaware)

MAC Landing Corp. (Delaware)

Old Inter Exchange Network, Inc. (Delaware)

PAC Landing Corp. (Delaware)

US Crossing, Inc. (Delaware)

EXCLUDED SUBSIDIARIES

AS OF THE AMENDMENT NO. 1 EFFECTIVE DATE

Corlew Investment S.A. (Uruguay)

Deason Investment S.A. (Uruguay)

Fibernet Group Ltd. (UK)

Fibernet Ltd. (UK)

Fibernet UK Ltd. (UK)

GC Crystal Holdings Ltd. (Bermuda)

GC Impsat Holdings I Plc. (UK)

GC Impsat Holdings II Limited (UK)

GC Impsat Holdings III Limited (UK)

GC SAC Argentina S.R.L. (Argentina)

Global Crossing (UK) Finance Plc. (UK)

Global Crossing (UK) Telecommunications Limited (UK)

Global Crossing Costa Rica SRL (Costa Rica)

Global Crossing International Networks Ltd. (Bermuda)

Global Crossing Landing Mexicana S. De R.L. (Mexico)

Global Crossing Mexicana II S. De R.L. de C.V. (Mexico)

Global Crossing Mexicana S. De R.L. de C. V. (Mexico)

Global Crossing Panama Inc. (Panama)

Global Crossing Peru (Peru)

Global Crossing Servicios, S. De R.L. de C.V. (Mexico)

Global Crossing Venezuela B.V. (Netherlands)

ImpSat Chile S.A (Chile)

Impsat Comunicacoes Ltda. (Brazil)

Impsat Fiber Networks Inc. (U.S.)

Impsat Participacoes e Comercial Ltda. (Brazil)

ImpSat Peru S.A. (Peru)

Impsat S.A. (Arg.)

Impsat S.A. (Col.)

ImpSatel del Ecuador SA (Ecuador)

International Satellite Communication Holding AG (Liechtenstein)

Mid-Atlantic Crossing Holdings UK Ltd. (UK)

PAC Lndg BV Venezuela Branch

PAC Panama Ltd. (Bermuda)

PAC Panama Ltd. Panama Branch

Pan American Crossing UK Limited

SAC Argentina Uruguay Branch

SAC Brasil Holding Ltda. (Brazil)

SAC Brasil SA (Brazil)

SAC Chile S.A. (Chile)

SAC ColumbiaLimitada

SAC Panama S.A. (Panama)

SAC Peru S.R.L (Peru)

Telecomunicaciones ImpSat S.A. (Venezuela)

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OTHER SUBSIDIARIES OF THE BORROWER

Ameritel Management, Inc. (British Columbia)

Atlantic Crossing Holdings U.K. Limited (UK)

Atlantic Crossing Ltd. (Bermuda)

Business Telemanagement, Inc.

Fibernet GmBH (Germany)

Fibernet Holdings Ltd. (UK)

Fibernet Quest Ltd. (UK)

G.C. St. Croix Co. (US Virgin Islands)

GC Acquisitions UK Limited (UK)

GC Hungary Holdings Property Management LLC (Hungary)

GC Landing Co. GmbH (Germany)

GC Pan European Crossing France S.A.R.L. (France)

GC Pan European Crossing Holdings B.V. (Netherlands)

GC Pan European Crossing Networks B.V. (Netherlands)

GC Pan European Crossing Norge AS (Norway)

GC Pan European Crossing Slovakia s.r.o (Slovak Republic)

GC Pan European Crossing UK Ltd. (UK)

Geoconference Limited (UK)

Global Crossing Asia Holdings Ltd. (Bermuda)

Global Crossing Australia Holdings Ltd. (Bermuda)

Global Crossing Australia Pty. Limited (Australia)

Global Crossing Belgie B.V.B.A. (Belgium)

Global Crossing Conferencing Limited (UK)

Global Crossing Conferencing-Canada, Ltd.

Global Crossing Cyprus Holdings Limited (Cyprus)

Global Crossing Europe Ltd. (UK)

Global Crossing Financial Markets Ltd. (UK)

Global Crossing Geneva SA (Switzerland)

Global Crossing Hong Kong Ltd. (Hong Kong)

Global Crossing International, Ltd. (Bermuda)

Global Crossing Ireland Limited (Ireland)

Global Crossing Japan Kabushiki Kaisha (Japan)

Global Crossing Nederland B.V. (Netherlands)

Global Crossing Network Center (UK) Ltd. (UK)

Global Crossing Network Center Ltd. (Bermuda)

Global Crossing PEC Belgium B.V.B.A. (Belgium)

Global Crossing PEC Czech s.r.o (Czech Republic)

Global Crossing PEC Danmark A.p.S. (Denmark)

Global Crossing PEC Deutschland GmbH (Germany)

Global Crossing PEC Espana S.A. (Spain)

Global Crossing PEC Italia (Italy)

Global Crossing PEC Luxembourg I S.A.R.L. (Luxembourg)

Global Crossing PEC Luxembourg II S.A.R.L. (Luxembourg)

Global Crossing PEC Nederland B.V. (Netherlands)

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Global Crossing PEC Osterreich GmbH (Austria)

Global Crossing PEC Switzerland GmbH (Switzerland)

Global Crossing Services Europe, Limited (Ireland)

Global Crossing Services Ireland Limited (Ireland)

Global Crossing Singapore Pte. Ltd (Singapore)

Global Crossing Sverige AB (Sweden)

Global Crossing Telecommunications-Canada, Ltd. (Canada)

Global Crossing Worldwide Customer Help Desk Canada, Ltd.

Global Crossing Worldwide Customer Help Desk Canada, Ltd.

GT Netherlands B. V. (Netherlands)

GT U.K. Ltd. (UK)

International Optical Network Ltd (UK)

ION LLC (US)

Old GMS Holdings Ltd. (Bermuda)

Old GMS Holdings Ltd. (Bermuda)

Racal Telecommunications Inc. (US)

South American Crossing Holdings Ltd. (Bermuda)

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